Exhibit 21.01

KELLOGG COMPANY SUBSIDIARIES
(COMMON STOCK OWNERSHIP)

Kellogg Company Subsidiaries	State or Other Jurisdiction of Incorporation
545 LLC	Delaware
1906 Mexicali Co, S. DE R. L. DE C.V.	Mexico
Afical - Industria e Comercio de Alimentos Ltda	Brazil
Afical Holding LLC	Delaware
Alimentos Gollek S.A.	Venezuela
Alimentos Kellogg de Panama SRL	Panama
Alimentos Kellogg, S.A.	Venezuela
AQFTM, Inc.	Delaware
Argkel, Inc.	Delaware
Austin Quality Foods, Inc.	Delaware
BDH, Inc.	Delaware
Bear Naked, Inc.	Delaware
Bisco Misr*	Egypt
BC Mex I LLC	Delaware
BC Mex II LLC	Delaware
Canada Holding LLC	Delaware
Cary Land Corporation	North Carolina
CC Real Estate Holdings, LLC	Michigan
Eighteen94 Capital, LLC	Delaware
Favorite Food Products Limited	United Kingdom
Gardenburger, LLC	Delaware
Gollek Argentina S.R.L.	Argentina
Gollek B.V.	Netherlands
Gollek Inc.	Delaware
Gollek Interamericas, S. de R.L. de C.V.	Mexico
Gollek Servicios, S.C.	Mexico
Gollek UK Limited	United Kingdom
Illinois Baking Corporation	Delaware
Infinity Logistics LFZ Enterprise*	Nigeria
Instituto De Nutricion y Salud Kellogg A.C.	Mexico
Insurgent Brands LLC	Illinois
K (China) Limited	Delaware
K Europe Holding Company Limited	United Kingdom
K India Private Limited	Delaware
Kashi Company	California
Kashi Company Pty Ltd	Australia
Kashi Sales, L.L.C.	Delaware
KBAR SRL	Barbados
KECL, LLC	Delaware
Keebler Company	Delaware
Keebler Foods Company	Delaware
Keebler Holding Corp.	Georgia

Kellogg Company Subsidiaries	State or Other Jurisdiction of Incorporation
Keebler USA, Inc.	Delaware
Kelarg, Inc.	Delaware
Kelcorn Limited	United Kingdom
KELF Limited	United Kingdom
Kellman, S. de R.L. de C.V.	Mexico
Kellogg (Aust.) Pty. Ltd.	Australia
Kellogg (Deutschland) GmbH	Germany
Kellogg (Japan) G.K.	Japan
Kellogg (Osterreich) GmbH	Austria
Kellogg (Schweiz) GmbH	Switzerland
Kellogg (Thailand) Limited	Thailand
Kellogg (Thailand) Limited	Delaware
Kellogg Argentina S.R.L.	Argentina
Kellogg Asia Inc.	Delaware
Kellogg Asia Marketing Inc.	Delaware
Kellogg Asia Pacific Pte. Ltd.	Singapore
Kellogg Asia Products Sdn. Bhd.	Malaysia
Kellogg Australia Holdings Pty. Ltd.	Australia
Kellogg Belgium Services Company BVBA	Belgium
Kellogg Brasil Ltda.	Brazil
Kellogg Brasil, Inc.	Delaware
Kellogg Business Services Company	Delaware
Kellogg Canada Inc.	Canada
Kellogg Caribbean Inc.	Delaware
Kellogg Caribbean Services Company, Inc.	Puerto Rico
Kellogg Chile Inc.	Delaware
Kellogg Company East Africa Limited	Kenya
Kellogg Company Mexico, S. de R.L. de C.V.	Mexico
Kellogg Company of Great Britain Limited	United Kingdom
Kellogg Company of Ireland Limited	Ireland
Kellogg Company of South Africa (Pty.) Ltd.	Republic of South Africa
Kellogg Costa Rica S. de R.L.	Costa Rica
Kellogg de Centro America, S.A.	Guatemala
Kellogg de Colombia, S.A.	Colombia
Kellogg de Mexico, S. de R.L. de C.V.	Mexico
Kellogg de Peru S.R.L.	Peru
Kellogg Ecuador C. LTDA.	Ecuador
Kellogg El Salvador, Ltda. de C.V.	El Salvador
Kellogg España, S.L.	Spain
Kellogg Europe Company Limited	Bermuda
Kellogg Europe Finance Limited	Ireland
Kellogg Europe Services Limited	Ireland
Kellogg Europe Trading Limited	Ireland
Kellogg Europe Treasury Services Limited	Ireland
Kellogg European Logistics Services Company Limited	Ireland
Kellogg European Services Support SRL	Romania
Kellogg Fearn, Inc.	Michigan
Kellogg Funding Company, LLC	Delaware
Kellogg Group Limited	United Kingdom
Kellogg Group S.a.r.l.	Luxembourg
Kellogg Group, LLC	Delaware
Kellogg Hellas Single Member Limited Liability Company	Greece
Kellogg Holding Company Limited	Bermuda

Kellogg Company Subsidiaries	State or Other Jurisdiction of Incorporation
Kellogg Holding, LLC	Delaware
Kellogg Hong Kong Holding Company Limited	United Kingdom
Kellogg Hong Kong Private Limited	Hong Kong
Kellogg India Private Limited	India
Kellogg International Holding Company	Delaware
Kellogg Irish Holding Limited	Ireland
Kellogg Italia S.p.A.	Delaware
Kellogg Italia S.p.A.	Italy
Kellogg Kayco	Cayman Islands
Kellogg Latin America Holding Company (One) Limited	United Kingdom
Kellogg Latin America Holding Company (Two) Limited	United Kingdom
Kellogg Latvia, Inc.	Delaware
Kellogg Lux I S.ar.l.	Luxembourg
Kellogg Lux III S. ar L.	Luxembourg
Kellogg Lux V S.a.r.l.	Luxembourg
Kellogg Lux VI S.ar.l.	Luxembourg
Kellogg Management Services (Europe) Limited	United Kingdom
Kellogg Manchester Limited	United Kingdom
Kellogg Manufacturing España, S.L.	Spain
Kellogg Marketing and Sales Company (UK) Limited	United Kingdom
Kellogg Med Gida Ticaret Limited Sirketi*	Turkey
Kellogg Netherlands Holding B.V.	Netherlands
Kellogg North America Company	Delaware
Kellogg Northern Europe GmbH	Germany
Kellogg Pakistan (Private) Limited	Pakistan
Kellogg Philippines Inc.	Philippines
Kellogg Poland Services sp.zoo	Poland
Kellogg Rus LLC	Russian Federation
Kellogg Sales Company	Delaware
Kellogg Services GmbH	Austria
Kellogg Servicios, S.C.	Mexico
Kellogg Snacks Financing Limited	Ireland
Kellogg Snacks Holding Company Europe Limited	Ireland
Kellogg Superannuation Pty. Ltd.	Australia
Kellogg Supply Services (Europe) Limited	United Kingdom
Kellogg Sur America SpA	Chile
Kellogg Talbot, LLC	Delaware
Kellogg Tolaram Eswatini (Proprietary) Limited*	Swaziland
Kellogg Tolaram Nigeria Limited*	Nigeria
Kellogg Tolaram Noodles Egypt L.L.C.*	Egypt
Kellogg Tolaram Noodles Singapore Pte. Ltd.*	Singapore
Kellogg Tolaram South Africa (Pty) Ltd*	South Africa
Kellogg Treasury Services Company	Delaware
Kellogg Transition MA&P L.L.C.	Delaware
Kellogg U.K. Holding Company Limited	United Kingdom
Kellogg UK Minor Limited	United Kingdom
Kellogg UK Services Limited	United Kingdom
Kellogg USA LLC	Michigan
Kellogg's Produits Alimentaires, S.A.S.	France
Kelmill Limited	United Kingdom
Kelpac Limited	United Kingdom
KJAL Limited	United Kingdom
Klux A Sarl	Luxembourg

Kellogg Company Subsidiaries	State or Other Jurisdiction of Incorporation
Klux B Sarl	Luxembourg
K-One Inc.	Delaware
KPAR Limited	United Kingdom
KT International Finance SRL	Barbados
KT ROA PTE. LTD.*	Singapore
KT-LFTZ Enterprise*	Nigeria
KTRY Limited	Bermuda
K-Two Inc.	Delaware
Mass Food International SAE	Egypt
Mass Food SAE	Egypt
Mass Trade for Trade and Distribution SAE	Egypt
McCamly Plaza Hotel Inc.	Delaware
Multipro Consumer Products Limited*	Nigeria
Multipro Private Limited*	Ghana
Multipro Singapore Pte. Ltd*	Singapore
Nhong Shim Kellogg Co. Ltd.	South Korea
Nikko Industries (Nigeria) Ltd*	Nigeria
Nordisk Kellogg's ApS	Denmark
North America Cereal Co.	Delaware
Padua Ltda	Brazil
Parati Industria e Comercio de Alimentos Ltda	Brazil
Portable Foods Manufacturing Company Limited	United Kingdom
Prime Bond Cyprus Holding Company Limited	Cyprus
Prime Bond Holdings Limited	Cyprus
Pringles Australia Pty Ltd	Australia
Pringles Hong Kong Limited	Hong Kong
Pringles International Operations Sarl	Switzerland
Pringles Japan G.K.	Japan
Pringles LLC	Delaware
Pringles Manufacturing Company	Delaware
Pringles Overseas Holdings Sarl	Switzerland
Pringles S.a r.l.	Luxembourg
Pronumex, S de R.L. de C.V.	Mexico
PRUX S.a r.l.	Luxembourg
Rondo Food Manufacturing S.A.E.	Egypt
RX Bar UK Limited	United Kingdom
RXBRANDS Canada ULC	Canada
Saragusa Frozen Foods Limited	United Kingdom
Servicios Argkel, S.C.	Mexico
Shaffer, Clarke & Co., Inc.	Delaware
Specialty Cereals Pty Limited	Australia
Specialty Foods L.L.C.	Delaware
Stretch Fibres (Nigeria) Ltd.*	Nigeria
Sunshine Biscuits, L.L.C.	Delaware
The Eggo Company	Delaware
The Healthy Snack People Pty Limited	Australia
Trafford Park Insurance Limited	Bermuda
Uma Investments sp. z o.o.	Poland
Wimble Manufacturing Belgium BVBA	Belgium
Wimble Services Belgium BVBA	Belgium
Worthington Foods, Inc.	Ohio

*Indicates a non-wholly owned subsidiary of the registrant.

Kellogg Company Subsidiaries	State or Other Jurisdiction of Incorporation